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                                                                   EXHIBIT 10.28

                                FIRST AMENDMENT
                                     TO THE
                       SERVICE CORPORATION INTERNATIONAL
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              FOR SENIOR OFFICERS

           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

         WHEREAS, Service Corporation International (the "Company") adopted the Service Corporation International Supplemental Executive Retirement Plan for Senior Executives as Amended and Restated Effective January 1, 1998 (the "SENIOR SERP") for the benefit of certain eligible employees;

         WHEREAS, in Section 8.1 of the SENIOR SERP the Company reserved the right to amend the SENIOR SERP by action of its Board of Directors;

         WHEREAS, the Board of Directors has determined that the SENIOR SERP should be amended to freeze benefit accruals effective as of January 1, 2001;

         NOW THEREFORE, the SENIOR SERP is hereby amended as follows:

1.       The SENIOR SERP is amended to add a new Section 3.3 to read as follows:

         "3.3. FREEZE OF BENEFIT ACCRUALS EFFECTIVE JANUARY 1, 2001. Notwithstanding Section 3.1(a) of the Plan or anything in any individual participation agreement between the Company and a Participant to the contrary, and except as set forth below, no additional benefits shall accrue and no employees shall become eligible to participate in the Plan after December 31, 2000. No years of service shall be credited to any Participant in the Plan after December 31, 2000 for purposes of determining any Participant's benefit. Any Participant who, according to his or her individual participation agreement is not fully vested in a benefit under the Plan as of December 31, 2000 shall continue to accrue service for vesting purposes only until such Participant is fully vested; however, any vesting service credited to a Participant on or after January 1, 2001 will not increase the Accrued Benefit or the accrued portion of any Participant's age 60 benefit. The Accrued Benefit of any Participant will not be less than the accrued portion of such Participant's age 60 benefit as of December 31, 2000."

2. A new Section 8.3 shall be added to the SENIOR SERP effective as of January 1, 2001 to read as follows:

         "8.2. NO TERMINATION UPON FREEZE OF BENEFIT. Any amendment to the Plan which reduces or terminates future accruals of any Participant or which has the effect of causing no new employees to become eligible to participate in the Plan shall not be deemed to be a termination of the Plan or cause any Participant to be entitled to an immediate distribution under the terms of his or her individual participation agreement."



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         IN WITNESS WHEREOF, by authority of the Board of Directors, this amendment is approved and adopted by the undersigned officer, and except as hereby amended the SENIOR SERP is hereby ratified and affirmed, this __________________ day of ____, 2000.


SERVICE CORPORATION INTERNATIONAL


By:
   -----------------------------------
    Ms. Helen Dugand,
    Managing Director Human Resources
    SCI Management, L.P.